UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 4, 2009

Date of Report (Date of earliest event reported)

SPANSION INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51666	20-3898239
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 962-2500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting; Failure to Satisfy a Rule or Standard; Transfer of Listing.

As previously reported, on March 1, 2009, Spansion Inc. (the “Company”) and certain of its direct and indirect subsidiaries filed voluntary bankruptcy petitions in the United States Bankruptcy Court for the District of Delaware, seeking relief under the provisions of chapter 11 of title 11 of the United States Bankruptcy Code (the “Bankruptcy Filing”).

On March 4, 2009, the Company received notice of a determination of the NASDAQ Listing Qualifications Department to delist the Company’s securities (trading symbol: SPSN), suspend trading in its common stock at the opening of business on March 13, 2009 in accordance with Nasdaq Marketplace Rules 4300, IM-4300 and 4450(f), and file a Form 25-NSE with the Securities and Exchange Commission removing the Company’s securities from listing and registration on The Nasdaq Stock Market (the “Delisting”). The NASDAQ Staff provided the following reasons for the Delisting:

•	the Bankruptcy Filing and the associated public interest concerns raised by it;

•	concerns regarding the residual equity interest of the existing listed securities holders; and

•	concerns about the Company’s ability to sustain compliance with all requirements for continued listing on The Nasdaq Stock Market.

The Company intends to request a hearing with the Nasdaq Listing Qualifications Panel to appeal the proposed Delisting. Pending a decision by the hearing panel, the Company’s common stock will remain listed on the NASDAQ Global Select Market. There can be no assurance that the hearing panel will grant the Company’s request for continued listing.

A copy of the Company’s press release announcing the receipt of the delisting notification is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated March 10, 2009.

[Signature Page Follows]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2009	SPANSION INC.

	By:	/s/ Robert C. Melendres
	Name:	Robert C. Melendres
	Title:	Executive Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated March 10, 2009.